SCHEDULE 14A

            Information Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934



Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
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[ ] Confidential, for use of the Commission only (as permitted by
    Rule 14a-6(e)(2))


                              CONVERA CORPORATION
-------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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


                               CONVERA CORPORATION
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Convera Corporation, a Delaware corporation ("Convera" or the "Company"), will be held at the Hyatt Regency Reston located at 1800 Presidents Street, Reston, Virginia 20190, at 10:00 a.m. local time, on Tuesday, June 25, 2002 for the following purposes:


1. To elect nine directors of the Company for terms expiring at the 2003 Annual Meeting.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on May 8, 2002 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME AND, IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                     By Order of the Board of Directors,

                                     Marc S. Martin
                                     Vice President, General Counsel & Secretary

Dated:    May 17, 2002

                               CONVERA CORPORATION




                         Annual Meeting of Shareholders




                                 PROXY STATEMENT


         This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Convera Corporation, a Delaware corporation (the "Company" or "Convera"), of proxies for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Tuesday, June 25, 2002 at 10:00 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting will be held at the Hyatt Regency Reston located at 1800 Presidents Street, Reston, Virginia 20190. The Company's principal executive offices are located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182. The proxy solicitation materials are being mailed to shareholders on or about May 17, 2002.


         The Board of Directors has fixed May 8, 2002 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. On that day, there were issued and outstanding 28,911,976 shares of Convera common stock, par value $.01 per share, each entitled to one vote.


         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named in Item 1 herein (unless authority to vote is withheld).

         Convera was established on December 21, 2000 through a business combination transaction (the "Combination") of the former Excalibur Technologies Corporation ("Excalibur") and Intel Corporation's ("Intel") Interactive Media Services division. Convera is a successor registrant to Excalibur. Convera's Annual Report for the fiscal year ended January 31, 2002 is enclosed with this Proxy Statement for each shareholder.

                                     Item 1

                              ELECTION OF DIRECTORS

General

         Nine individuals, all of whom are members of the present Board of Directors, have been nominated for election as directors of the Company until the next annual meeting and until their respective successors are elected and qualified.

         The persons named in the proxy, who have been designated by the Company's management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is necessary for the election of directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors recommends a vote FOR the nominees listed below.


Information Concerning Directors and Nominees

         Information regarding each nominee for director is set forth in the following table.



Name                           Age         Position
----                           ---         --------

Ronald J. Whittier             65          Chairman

Patrick C. Condo               45          President, Chief Executive Officer,
                                           and Director

Herbert A. Allen               62          Director

Herbert A. Allen III           34          Director

Robert A. Burgelman            57          Director

Stephen D. Greenberg           53          Director

Eli S. Jacobs                  64          Director

Donald R. Keough               75          Director

William S. Reed                64          Director

         Ronald J. Whittier has been Chairman of the Company since the effective date of the Combination on December 21, 2000 and was Chief Executive Officer from December 21, 2000 through April 5, 2001. Mr. Whittier formerly held the position of Senior Vice President and General Manager of Intel's Interactive Media Services division since 1999. From 1995 to 1999, he was responsible for coordinating Intel's various activities in content, applications and authoring tools. Prior to 1995, he held various jobs at Intel, including manager of Intel Architecture Labs, Director of Corporate Marketing and general manager of the Memory Products Division. Mr. Whittier joined Intel in 1970.

         Patrick C. Condo has been President and a director of the Company since the effective date of the Combination on December 21, 2000 and was appointed to the additional position of Chief Executive Officer on April 5, 2001. Mr. Condo was formerly President and Chief Executive Officer of Excalibur since November 1995 and a Director since January 1996. Mr. Condo was President of Excalibur from May 1995 to November 1995. He became Executive Vice President of Excalibur in January 1995 after serving as the Director of Business Development from November 1992.

         Herbert A. Allen has been a director of the Company since the effective date of the Combination on December 21, 2000 and was a director of Excalibur since June 2000. He has been President, Chief Executive Officer, Managing Director and a director of Allen & Company Incorporated, an investment banking firm, for more than the past five years. He is a member of the Board of Directors of The Coca-Cola Company. He is the father of Herbert A. Allen III.

         Herbert A. Allen III has been a director of the Company since January 2002. He has been Executive Vice President and a Managing Director of Allen & Company Incorporated, an investment banking firm, for more than the past five years. He is the son of Herbert A. Allen.

         Robert A. Burgelman has been a director of the Company since August 2001. He has served as a Professor of Management at Stanford University Graduate School of Business since 1981.

         Stephen D. Greenberg has been a director of the Company since August 2001. He has been a Managing Director of Allen & Company Incorporated, an investment banking firm, since January 2002. Prior to that, he served as Chairman of Fusient Media Ventures, Inc., a company focused on investing in and building branded media and sports properties, since 2000. Mr. Greenberg was a private investor from 1998-1999. From 1994-1998, Mr. Greenberg was President of Classic Sports Network, a cable sports network. He is a member of the Board of Directors of The Topps Company, Inc., a sports cards and confectionery products company.

         Eli S. Jacobs has been a director of the Company since February 2002. He has been a private investor for more than the past five years.

         Donald R. Keough has been a director of the Company since January 2002. He was Chairman of Excalibur from June 1996 until the Combination. Since 1993, Mr. Keough has been Chairman of DMK International, an investment ompany, and of Allen & Company Incorporated, an investment banking firm. Mr. Keough also serves on the Board of Directors of McDonald's Corporation, The Washington Post Company, USA Networks, Inc. and YankeeNets LLC.

         William S. Reed has been a director of the Company since February 2002. He has been a Vice President of Wellesley College since 1990.


Information Concerning the Board of Directors and Its Committees

         The Board of Directors held eight meetings during the fiscal year ended January 31, 2002 and acted by unanimous written consent on five occasions. Each incumbent director attended more than 75% of the aggregate number of meetings of the Board of Directors and appropriate committees held during fiscal year 2002 since their election.

         The Board of Directors has established a number of committees. The Audit Committee met four times during the fiscal year ended January 31, 2002. The Audit Committee consists of Mr. Stephen D. Greenberg (Chairman), Mr. Eli S. Jacobs and Mr. William S. Reed. Each of the Audit Committee members is independent as defined by the National Association of Securities Dealers' ("NASD") listing standards, except for Mr. Greenberg, who does not meet this standard due to his employment by Allen and Company, Incorporated, a controlling shareholder of the Company. As defined in the NASD listing standards, Audit Committees may contain one member that does not meet independence standards provided that the Board of Directors makes a determination that such non-independent member is in the best interests of the Company and its shareholders. The Board of Directors has made such determination with regard to Mr. Greenberg's membership on the Audit Committee. During fiscal year 2002, the Audit Committee consisted of Mr. Stephen Greenberg (Chairman), Mr. Herbert Allen, and Mr. Andy Bryant. Mr. Bryant resigned from the Board in January 2002 upon Intel's sale of its Convera common stock holdings. Mr. Allen resigned from the Audit Committee in January 2002 due to his change in status to a non-independent member after Allen and Company, Incorporated acquired a controlling interest in the Company. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors. A copy of this charter is incorporated by reference to the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders.

         The Compensation and Stock Option Administration Committee, is composed of two directors, Mr. Allen (Chairman) and Mr. Greenberg. During fiscal year 2002, Mr. Bryant was also a member of this committee. The Compensation and Stock Option Administration Committee administers management compensation and makes recommendations in that regard to the Board of Directors and administers the Company's Stock Option Plans. The Compensation and Stock Option Administration Committee met on two occasions in fiscal year 2002.

         Each non-employee director is paid $4,000 for attending each meeting of the Board of Directors or its committees at which there is a quorum, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. In addition, all directors are eligible for reimbursement of their expenses in attending meetings of the Board of Directors or its committees. Further, each non-employee director is granted options to purchase 25,000 shares of Convera common stock upon becoming a director.


Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are Mssrs. Allen and Greenberg. During fiscal year 2002 and prior to his resignation on January 3, 2003, Mr. Bryant was also a member of the Compensation Committee. None of the Compensation Committee members is an officer or employee of the Company or its subsidiaries. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                             EXECUTIVE COMPENSATION

Executive Officers of the Registrant

         The Board of Directors appoints the executive officers of the Company to serve until their successors have been duly appointed and qualified. The following information indicates the position, age and business experience of the current Convera executive officers, Messrs. Condo, Buchanan, and Mann. There are no family relationships between any of the executive officers of the Company.

Name                           Age      Position
----                           ---      --------

Patrick C. Condo               45       President and Chief Executive Officer

James H. Buchanan              46       Senior Vice President and Chief
                                        Operating Officer

Christopher M. Mann            35       Vice President, Chief Financial Officer,
                                        Treasurer and Assistant Secretary


         See the discussion included in the preceding section for the business experience of Mr. Condo.

         James H. Buchanan was named Senior Vice President and Chief Operating Officer in September 2001. Previously, he served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary from May 2001. He was named Vice President, Chief Financial Officer, Treasurer and Assistant Secretary in December 2000 upon the effective date of the Combination. Mr. Buchanan was the Chief Financial Officer, Secretary and Treasurer of Excalibur since 1995. From 1991 to 1995, Mr. Buchanan was Vice President, Controller and Treasurer of Legent Corporation, a software development company. Prior to that, he held several financial management positions with Norfolk Southern Corporation and PepsiCo. Mr. Buchanan is a certified public accountant.

         Christopher M. Mann was named Vice President and Chief Financial Officer, Treasurer and Assistant Secretary in September 2001. Mr. Mann was previously Vice President, Finance, since joining the Company in September 2000. Prior to joining Convera, Mr. Mann was a Senior Manager with
PricewaterhouseCoopers, LLP, an independent accounting firm, where he was employed since 1990. Mr. Mann is a certified public accountant.

Summary Compensation Table

         The following table presents information concerning the compensation of the Company's Chief Executive Officer and each of the other most highly compensated executive officers during the 2002 fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the fiscal year ended January 31, 2002, as well as the previous two fiscal years:

                                                                               Long Term Compensation
                                       Annual Compensation                   Awards                Payouts
                                ---------------------------------    ---------------------    -----------------
                                                           Other                Securities               All
                                                          Annual     Restricted   Under-                 Other
                                                          Compen-      Stock      lying         LTIP    Compen-
Name and Principal     Fiscal                             sation      Award(s)   Options/     Payouts   sation
Position                Year    Salary ($)   Bonus ($)      ($)        ($)       SARs (#)        ($)      ($)
--------                ----    ----------   ---------      ---        ---       --------        ---      ---
Ronald J. Whittier      2002     326,466      109,500        --          --      900,000(1)       --       --
Chairman (2)            2001      42,564 (3)       --        --          --      900,000          --       --

Patrick C. Condo        2002     300,000      183,125        --          --    1,275,000(4)       --       --
President and Chief     2001     277,757      158,957        --          --      100,000          --       --
 Executive Officer (2)  2000     275,000      102,369        --          --      175,000          --       --

James H. Buchanan       2002     250,000       60,563        --          --      500,000(5)       --       --
Chief Operating         2001     250,000      130,060        --          --      205,000          --       --
 Officer                2000     230,000       84,425        --          --       35,000          --       --

Ciaran T. Doyle         2002     250,000      544,773(6)     --          --      400,000(7)       --       --
Senior Vice President,  2001      26,602(8)    11,230        --          --      400,000          --       --
 Integration Services

Kamran Khan             2002     240,000       44,816     6,538 (9)      --      460,250(10)      --       --
Senior Vice President,  2001     200,000      106,116    17,437 (11)     --      285,250          --       --
 Sales and Business     2000     145,000      117,246    44,990 (12)     --       35,000          --       --
 Development

David Nunnerley         2002     230,000       44,816        --          --      443,000(13)      --       --
Senior Vice President,  2001     200,000       77,442     9,594 (14)     --      293,000          --       --
 Product Management     2000     180,000       68,000    18,428 (15)     --       50,000          --       --


(1) Represents options that were previously granted in fiscal year 2001 and subsequently cancelled and replaced in fiscal year 2002.
(2)      On April 5, 2001, Mr. Condo replaced Mr. Whittier as Chief Executive
         Officer.
(3) Represents compensation paid from December 22, 2000, when Mr. Whittier became CEO of the Company, through January 31, 2001.
(4) This amount includes options to purchase 775,000 shares that were previously granted and subsequently cancelled and replacedin fiscal year 2002.
(5) This amount includes options to purchase 370,000 shares that were previously granted and subsequently cancelled and replaced in fiscal year 2002.
(6) This amount includes a bonus for $500,000 that was funded through an additional capital contribution from Intel. This bonus was contingent upon Mr. Doyle remaining employed by Convera from the date of the Combination through April 30, 2002.
(7) Represents options that were previously granted in fiscal year 2001 and subsequently cancelled and replaced in fiscal year 2002.
(8) Represents compensation paid from December 22, 2000, when Mr. Doyle became employed by Convera, through January 31, 2001.
(9) Represents expenses associated with a sales award trip, grossed up for taxes.
(10) This amount includes options to purchase 390,250 shares that were previously granted and subsequently cancelled and replaced in fiscal year 2002.
(11) Represents expenses associated with a sales award trip, grossed up for taxes.
(12) In connection with Mr. Khan's relocation from the United Kingdom, payments of $28,169 were made by the Company on Mr. Khan's behalf for an apartment in Virginia. The remainder of Other Annual Compensation represents income tax consulting services, a payment made to Mr. Khan's pension plan in the United Kingdom and expenses associated with a sales award trip. All of the items were grossed up for taxes.
(13) This amount includes options to purchase 393,000 shares that were previously granted and subsequently cancelled and replaced in fiscal year 2002.
(14) Represents rental payments paid by the Company on Mr. Nunnerley's behalf, grossed up for taxes.
(15) Represents rental payments and travel expenses paid by the Company on Mr. Nunnerley's behalf, grossed up for taxes.

Option Grants in Last Fiscal Year

       The following table sets forth certain information concerning options granted during fiscal 2002 to the Named Executive Officers.


                                                                                      Potential Realizable
                                                                                        Value at Assumed
                                   Individual Grants                                     Annual Rates of
                                       % of Total                                          Stock Price
                                        Options                                         Appreciation for
                                       Granted to       Exercise                         Option Term (3)
                       Options        Employees in      or Base     Expiration           ---------------
Name                 Granted (#)    Fiscal Year (1)      Price       Date (2)        5% ($)          10% ($)
----                 -----------    ---------------      -----       --------        ------          -------
Ronald J.              900,000            10.5%           $4.38      12/21/10       2,479,103        6,282,533
 Whittier

Patrick C.             500,000             5.8%           $4.38      06/07/11       1,377,279        3,490,296
 Condo                 175,000             2.0%           $4.38      12/16/09         482,048        1,221,604
                       100,000             1.2%           $4.38      04/28/10         275,456          698,059

James H.               130,000             1.5%           $4.38      06/07/11         358,093          907,477
 Buchanan               35,000             0.4%           $4.38      12/16/09          96,410          244,321
                       100,000             1.2%           $4.38      04/28/10         275,456          698,059
                       105,000             1.2%           $4.38      12/21/10         289,229          732,962

Ciaran T. Doyle        400,000             4.7%           $4.38      12/21/10       1,101,823        2,792,237

Kamran Khan             70,000             0.8%           $4.38      06/07/11         192,819          488,641
                        15,000             0.2%           $4.38      04/13/09          41,318          104,709
                        20,000             0.2%           $4.38      12/16/09          55,091          139,612
                        50,000             0.6%           $4.38      04/28/10         137,728          349,030
                       235,250             2.7%           $4.38      12/21/10         648,010        1,642,184

David Nunnerley         50,000             0.6%           $4.38      06/07/11         137,728          349,030
                        10,000             0.1%           $4.38      04/13/09          27,546           69,806
                        40,000             0.5%           $4.38      12/16/09         110,182          279,224
                        50,000             0.6%           $4.38      04/28/10         137,728          349,030
                       243,000             2.8%           $4.38      12/21/10         669,358        1,696,284

-------------------------------------------
(1) All of the options contained in this table were previously granted to the Named Executive Officers, subsequently cancelled, and replaced in fiscal year 2002. The options that vest on June 7, 2011 were originally granted to the Named Executive Officers in fiscal year 2002. The replacement options retained the terms of the original option grants, including expiration dates and vesting schedules.

(2) All of the options listed vest in equal 12-1/2% increments every six months from the date of original grant with the exception of the options listed with an expiration date of 4/28/10. These options vest in equal 25% increments every six months from the date of original grant.

(1) The amounts shown are hypothetical gains that would exist for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission ("SEC") and do not represent the Company's estimate or projection of future increases in the price of its common stock.(3)

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

       The following table sets forth, as of January 31, 2002, the number of options and the value of exercised and unexercised options held by the Named Executive Officers.


                                                                      Number of
                                                                      Securities             Value of
                                                                      Underlying            Unexercised
                                                                     Unexercised            In-the Money
                                                                   Options/SARS at         Options/SARS at
                                                                   Fiscal Year-End         Fiscal Year-End
                                 Shares                                  (#)                     ($)
                               Acquired on           Value           Exercisable/            Exercisable/
      Name                    Exercise (#)       Realized ($)       Unexercisable         Unexercisable (1)
      ----                    ------------       ------------       -------------         -----------------
Ronald J. Whittier                 --                --            225,000/675,000              --/--

Patrick C. Condo                   --                --            712,500/462,500              --/--

James H. Buchanan                  --                --            312,500/217,500              --/--

Ciaran T. Doyle                    --                --            100,000/300,000              --/--

Kamran Khan                        --                --            219,812/250,188              --/--

David Nunnerley                    --                --            211,500/238,500              --/--



(1) The closing price of the Company's common stock on January 31, 2002, the last trading day of the Company's fiscal year, was $4.00 per share.


Equity Compensation Plan Information

         The following table sets forth, as of January 31, 2002, information with respect to the Company's equity compensation plans:


                                                                                                   Number of securities
                                   Number of Securities to be                                     remaining available for
                                    issued upon exercise of        Weighted average exercise     future issuance on stock
          Plan Category               outstanding options        price of outstanding options           option plan
------------------------------     --------------------------    ----------------------------    ------------------------
Equity compensation plans
approved by security holders:
1.  Convera Stock Option Plan              9,484,309                       $5.77                       4,280,134
2.  Convera Employee Stock
     Purchase Plan                           249,927                       $7.16                       1,000,073


Report of the Board of Directors on Stock Option Exchange Program

         At a meeting of the Board of Directors on June 4, 2001, the Board of Directors considered and approved a resolution in which it was reported that the Board of Directors and management of the Company were aware that the stock market's disfavor over the previous several months with many technology companies, including the Company, had affected the value of options outstanding under existing stock option plans. One effect of the depressed market price of the Company's common stock was the substantial differential between the equity based incentives being realized by longer term employees with those expected to be provided to newly hired persons. The Board of Directors felt it was important to restore incentives and motivation for the Company's employees by offering a voluntary stock option exchange program. In addition, the Board of Directors also felt that such action was important in order to counteract the Company's competitors' ability to lure the Company's valuable long-term employees with options priced at current trading prices.

         The Board of Directors believes that the future success of the Company is partially dependent upon the Company's ability to attract, retain and motivate its employees and that the Company's stock option plans are an important factor in achieving those goals.

         Accordingly, it was recommended that the Company's Board of Directors approve a stock option exchange program whereby current employees and directors of the Company could elect to cancel outstanding stock options previously granted to them in exchange for an equal number of replacement options to be granted at a future date. Any option holder electing to participate in the exchange program was also required to exchange any options granted to him or her during the six months preceding 12:00 AM Eastern Time on July 9, 2001 (the Expiration Date), and to not receive any additional option grants until the replacement grant date. A total of 7,241,569 options were surrendered for exchange under this program. On January 14, 2002 (the Replacement Grant Date), the Company granted a total of 6,248,247 shares of the replacement options at $4.38 per share. The exercise price of the replacement options was equal to the closing sale price of our common stock on the NASDAQ National Market on the business day preceding the Replacement Grant Date. The exchange program was designed to comply with FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" and did not result in any additional compensation charges or variable plan accounting.

         The following table sets forth all replacement options held by any executive officer during the last ten completed fiscal years:


                                       Number of                                                                      Length of
                      Cancellation    securities                                                                   original option
                        Date of       underlying   Exercise price                    Market price of      New      term remaining
                        Original       options     at the time of   Grant Date of   stock at the time   exercise   at the date of
                         Stock        exchanged     cancellation     Replacement     of replacement      price       replacement
Name & Title            Options          (#)            ($)         Stock Options          ($)            ($)          (years)
------------           ---------         ---            ---         -------------          ---            ---          -------
Ronald J. Whittier      7/10/01         900,000       $20.52          1/14/02             $4.38          $4.38            8.9
   Chairman

Patrick C. Condo        7/10/01         175,000       $15.00          1/14/02             $4.38          $4.38            7.9
   President & Chief    7/10/01         100,000       $33.25          1/14/02             $4.38          $4.38            8.3
   Executive Officer    7/10/01         500,000       $ 4.30          1/14/02             $4.38          $4.38            9.4

James H. Buchanan       7/10/01          35,000       $15.00          1/14/02             $4.38          $4.38            7.9
   Chief Operating      7/10/01         100,000       $33.25          1/14/02             $4.38          $4.38            8.3
   Officer              7/10/01         105,000       $20.52          1/14/02             $4.38          $4.38            8.9
                        7/10/01         130,000       $ 4.30          1/14/02             $4.38          $4.38            9.4

Christopher M. Mann     7/10/01         100,000       $20.52          1/14/02             $4.38          $4.38            8.9
   Chief Financial
   Officer,
   Treasurer &
   Assistant
   Secretary

Kamran  Khan,           7/10/01          15,000       $16.63          1/14/02             $4.38          $4.38            7.3
   Senior Vice          7/10/01          20,000       $15.00          1/14/02             $4.38          $4.38            7.9
   President            7/10/01          50,000       $33.25          1/14/02             $4.38          $4.38            8.3
   Sales & Business     7/10/01         235,250       $20.52          1/14/02             $4.38          $4.38            8.9
   Development          7/10/01          70,000       $ 4.30          1/14/02             $4.38          $4.38            9.4

David  Nunnerley,       7/10/01          10,000       $16.63          1/14/02             $4.38          $4.38            7.3
   Senior Vice          7/10/01          40,000       $15.00          1/14/02             $4.38          $4.38            7.9
   President            7/10/01          50,000       $33.25          1/14/02             $4.38          $4.38            8.3
   Product              7/10/01         243,000       $20.52          1/14/02             $4.38          $4.38            8.9
   Management           7/10/01          50,000       $ 4.30          1/14/02             $4.38          $4.38            9.4

Ciaran Doyle,           7/10/01         400,000       $20.52          1/14/02             $4.38          $4.38            8.9
   Senior Vice
   President
   Integration
   Services

Marc S. Martin,         7/10/01          100,000       $20.52         1/14/02             $4.38          $4.38            8.9
   Vice President,
   General Counsel
   and Secretary


Employment Agreements

         In May 1998, Mr. Condo entered into an agreement with Excalibur under which Mr. Condo would be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment was terminated or he was removed from his position as chief executive officer within six months following certain "change of control" events relating to Excalibur. Such arrangement was approved by the full Board of Directors. In connection with the formation of Convera, Mr. Condo waived all rights to these payments to which he would have been entitled as a result of the Combination. He simultaneously entered into an agreement with Convera under which Mr. Condo will be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment is terminated or he is removed from his position as President of Convera within six months following change of control events relating to Convera.

         The offer of employment letter dated September 7, 1995 for James H. Buchanan, Chief Financial Officer, Secretary and Treasurer of Excalibur, stipulated that Mr. Buchanan would be paid an amount equal to twelve months of base salary in semi-monthly installments should his employment be terminated by the Company without cause. Convera assumed this employment agreement.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of April 5, 2002, information concerning the ownership of all classes of common stock of the Company of (i) all persons known to the Company to beneficially own 5% or more of the Company's common stock, (ii) each director of the Company, (iii) each Named Executive Officer and (iv) all directors and executive officers of the Company as a group. Share ownership includes shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 5, 2002.


                                                   Amount and Nature                        Percent
Name and Address                                     of Beneficial                          of Class
of Beneficial Owner                                  Ownership (1)                           Owned
-------------------------------                      -------------                           -----

Allen & Company Incorporated                           4,830,846 (2)                         16.7%
711 Fifth Avenue
New York, NY 10022

Allen Holding, Inc.                                    6,312,745 (3)                         21.9%
711 Fifth Avenue
New York, NY 10022

Susan K. Allen                                         2,016,599                              7.0%
711 Fifth Avenue
New York, NY 10022

Ronald J. Whittier                                       326,438 (4)                          1.1%

Herbert A. Allen                                       4,064,847 (5)                         14.1%

Herbert A. Allen III                                     384,120 (6)                          1.3%

Robert A. Burgelman                                        4,166 (7)                           *

Stephen P. Greenberg                                      64,166 (8)                           *

Eli S. Jacobs                                                 --                              --
Donald R. Keough                                         462,500 (9)                         1.6%

William S. Reed                                               --                              --

Patrick C. Condo                                         802,661 (10)                         2.7%

James H. Buchanan                                        356,227 (11)                         1.2%

Ciaran Doyle                                             100,000 (12)                          *

Kamran Khan                                              248,571 (13)                          *

David Nunnerley                                          232,664 (14)                          *

All directors and executive officers                   7,046,360 (15)                        22.9%
 as a group (13 persons)


* Represents less than one percent of the outstanding common stock.


(1) To the Company's knowledge, each person or entity listed has sole voting and investment power as to the shares indicated, except as described below.

(2) Does not include shares owned by Mr. Herbert A. Allen or Allen Holding Incorporated, who together with Allen & Company Incorporated may be considered a "group," as such term is defined by Section 13(d) of the Securities Exchange Act of 1934.

(3) Does not include shares owned by Mr. Herbert A. Allen or Allen & Company Incorporated, who together with Allen Holding Incorporated may be considered a "group," as such term is defined by Section 13(d) of the Securities Exchange Act of 1934.

(4) Includes outstanding options to purchase 225,000 shares, which were exercisable on or within 60 days of April 5, 2002.

(5) Does not include shares owned by Allen & Company Incorporated and Allen Holding Incorporated, of which Mr. Allen is President and Chief Executive Officer and as to which shares Mr. Allen disclaims beneficial ownership. Amount includes outstanding options to purchase 4,166 shares, which were exercisable on or within 60 days of April 5, 2002.

(6) Includes 383,820 shares owned by HAGC L.P., as to which Mr. Herbert Allen III shares voting and disposition authority.

(7) Includes outstanding options to purchase 4,166 shares, which were exercisable on or within 60 days of April 5, 2002.

(8) Includes outstanding options to purchase 4,166 shares, which were exercisable on or within 60 days of April 5, 2002.

(9) Includes 257,000 shares held by a family trust, as to which Mr. Keough shares voting and disposition authority.

(10) Includes outstanding options to purchase 799,999 shares, which were exercisable on or within 60 days of April 5, 2002.

(11) Includes outstanding options to purchase 353,749 shares, which were exercisable on or within 60 days of April 5, 2002.

(12) Represents outstanding options to purchase 100,000 shares, which were exercisable on or within 60 days of April 5, 2002.

(13) Includes outstanding options to purchase 241,061 shares, which were exercisable on or within 60 days of April 5, 2002.

(14) Includes outstanding options to purchase 230,249 shares, which were exercisable on or within 60 days of April 5, 2002.

(15) Includes outstanding options to purchase 1,962,556 shares, which were exercisable on or within 60 days of April 5, 2002.

Certain Relationships and Related Transactions

          The Company's policy is that it will not make loans to, or enter into other transactions with directors, officers or affiliates unless such loans or transactions are approved by a majority of the Company's independent disinterested directors, may reasonably be expected to benefit the Company, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

          Mr. Herbert A. Allen is President, Chief Executive Officer, Managing Director and a director of Allen & Company Incorporated and President and Chief Executive Officer of Allen Holding Incorporated, which together own 38.6% of the Company's outstanding common stock. Mr. Herbert A. Allen III is an Executive Vice President and Managing Director, and Mr. Stephen D. Greenberg is a Managing Director of Allen & Company Incorporated. Mr. Donald R. Keough is Chairman of Allen & Company Incorporated.

Report of the Compensation Committee

         The following is the report of the Compensation Committee of the Board of Directors of Convera, describing the compensation policies and rationale applicable to Convera's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended January 31, 2002. The Compensation Committee of the Board of Directors is composed entirely of directors who have never been employees of the Company. As members of the Compensation Committee, it is our duty to set compensation policies applicable to Convera's executive officers and to evaluate the performance of Convera's executive officers. The Compensation Committee is responsible for setting and administering the policies and programs that govern annual compensation and long-term incentives. The foundation of the executive compensation program is based on principles designed to align compensation with the Company's business strategy, values and management initiatives. The program:

     - integrates compensation programs which link compensation with the Company's annual strategic planning and measurement processes;

     - supports a performance-oriented environment that rewards actual performance that is related to both strategic goals that cannot be measured by traditional accounting tools and performance of the Company as compared to that of the Company's annual financial objectives; and

     - helps attract and retain key executives who are critical to the long-term success of the Company.

         In order to further these objectives, for fiscal year 2002 executive officer compensation included three components: (1) base salary, (2) an annual incentive bonus, and (3) a long-term incentive award. The compensation policy of Convera is that a substantial portion of the annual compensation of each executive officer should relate to and be contingent upon the performance of Convera, as well as the individual contribution of each executive officer. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that Convera can continue to attract, retain and motivate key executives who are critical to the long-term success of Convera. The Compensation Committee does not employ outside consultants or utilize specific compensation surveys in evaluating competing company compensation policies or financial performance. Instead, the Compensation Committee members rely on their own experience and knowledge of Convera and its industry, as well as that of management and other board members, in evaluating such factors.

         Base Salary. The Compensation Committee determines the salary ranges for each of the executive officer positions based upon the scope, level, and strategic impact of the position, and on the historical pay levels of the particular executive officers, as well as information they may have for similarly positioned executive officers in comparable companies. Annual salary adjustments recognize sustained individual performance by the executive, with overall salary increase funding levels sensitive to both the individual's and the company's performance. The Compensation Committee presents the salary recommendations for the named officers to the Board of Directors for approval. These salary recommendations are based on the executive's contribution to the Company, experience and expertise. There are no individual performance matrices or pre-established weightings given to each factor.

         Annual Incentive Bonus. The annual incentive bonus program provides for cash awards based upon achievement of certain corporate and business goals set at the beginning of the year, the individual's level of responsibility and the individual's personal performance. Under Convera's bonus scheme, bonuses are paid based upon Convera attaining certain sales, profitability and strategic goals and on each officer's individual contribution to Convera's attainment of such goals. For fiscal year 2002, except for Mr. Condo, 50% of each Named Executive Officer's, potential bonus was based on the achievement of corporate revenue goals; 20% was based on the achievement of corporate profitability goals; and 30% was based on the achievement of quarterly management objectives as determined by the Chief Executive Officer and the Chairman of the Compensation Committee. Revenue was given the largest weighting by the Compensation Committee as it was generally considered the most important financial measure within Convera's industry for companies at a comparable stage of growth. The percentage of bonus received does not directly correspond to the percentage of the revenue target achieved. For example, Convera must meet at least 90% of the revenue target for the officers to receive any of their revenue bonus, and the bonus percentage received scales upward depending on the percentage of the revenue target attained. There is a similar scale for corporate profitability. The revenue and corporate profitability targets are derived from the annual operating budget that is approved by the full Board of Directors. The quarterly management objectives represent more subjective aspects of performance such as the development and execution of strategic plans, the development and management of employees and the exercise of leadership within Convera. The Compensation Committee set a maximum bonus amount for each named executive officer, which was revised downward for the second quarter through the end of fiscal year 2002 with the opportunity to exceed the maximum up to 10%. The actual annual incentive award was then determined based on actual results measured by the Compensation Committee against these goals. For fiscal year 2002, the named executive officers received between approximately 41% and 61% of their maximum revised bonus amounts.

         Long-term Incentive Award. As with prior years, for fiscal year 2002, long-term compensation for the Chief Executive Officer and other executives consisted of stock options. Stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of Convera's common stock occurs over a specified number of years. The size of previous grants and the number of shares held by an executive generally are not considered in determining annual award levels. Instead, the size of these grants is based on the Compensation Committee's evaluation of the Company and individual performance factors comparable to those discussed above for the determination of bonus grants. Stock options are granted with an exercise price equal to or greater than the fair market value of Convera common stock on the day of grant, and become exercisable after the expiration of a period of time, typically every six months over four years, and continue to be exercisable until ten years from the date granted.

         Compensation of the Chief Executive Officer. Mr. Condo's annual base salary as of January 31, 2002 was $300,000. Mr. Condo's salary was determined following discussions between Mr. Condo and the Compensation Committee. Mr. Condo was paid a bonus of $183,125 for the achievement of certain fiscal year 2002 goals; 50% of Mr. Condo's quarterly potential bonus was based on the achievement of corporate revenue goals; 20% was based on the achievement of corporate profitability goals; and 30% was based on the achievement of quarterly management objectives as determined by the Chief Executive Officer and the Compensation Committee. This amount included a special bonus of $80,000 at the end of the fiscal year representing 80% achievement against specific goals set by the Board of Directors in May 2002. Criteria included goals that furthered the messaging and positioning of the Company for future revenue growth. Mr. Condo's bonus amount represented approximately 61% of the maximum bonus target established by the Compensation Committee and reflected Convera's ability to meet a portion, but not all, of its revenue and corporate profitability targets. In fiscal year 2002, the Compensation Committee granted Mr. Condo an option on 500,000 shares, exercisable in 12.5% increments every six months from the date of grant. The Compensation Committee determined that Mr. Condo's contribution to the company's improving financial performance and strategic positioning made this option award appropriate. All of the foregoing actions of the Compensation Committee were ratified by the non-interested members of the Board of Directors.

         This report is submitted by the members of the Fiscal Year 2002 Compensation Committee:

                                            Herbert A. Allen (Chairman)
                                            Mr. Stephen D. Greenberg

Report of the Audit Committee

         The Audit Committee of the Board of Directors as of the date of this report is comprised of two independent directors, Mssrs. Jacobs and Reed, and Mr. Greenberg, who does not meet the independence standard due to his employment by Allen and Company, Incorporated, a controlling shareholder of the Company. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with Ernst & Young LLP, the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with Ernst & Young LLP the auditors' independence from management and the Company including the matters in the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors' independence.

         The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2002 for filing with the SEC. Each year, the Audit Committee recommends to the Board of Directors the selection of Convera's independent auditors. The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company's independent auditors for fiscal year 2003.

         This report is submitted by the members of the Fiscal Year 2002 Audit Committee.

                                         Mr. Stephen D. Greenberg (Chairman)
                                         Mr. Eli S. Jacobs
                                         Mr. William S. Reed

         The following graph is a comparison of the cumulative total return to shareholders of the Company's common stock at January 31, 2002 since January 31, 1997 to the cumulative total return over such period of (i) the NASDAQ Stock Market-U.S., and (ii) the Standard & Poor's High Tech Composite, assuming an investment in each of $100 on January 31, 1997 and the reinvestment of dividends. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                                           Cumulative Total Return
                                ---------------------------------------------
                                1/97    1/98    1/99    1/00    1/01    1/02

Convera Corporation              100      80      83     169     142      30
NASDAQ Stock Market (U.S.)       100     118     185     289     202     142
S & P Technology Sector          100     121     226     314     239     155


Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more that ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during or with respect to the period from February 1, 2001 to January 31, 2002 all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with on a timely basis, except for Mssrs. Buchanan, Condo, Mann and Whittier, who did not file a Form 5 in a timely manner.

Shareholder Proposals To Be Presented At Next Annual Meeting

          Proposals of shareholders intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company at its principal office no later than January 17, 2003 and must satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.


                                  OTHER MATTERS

Expenses of Solicitation

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. Proxies may also be solicited by directors, officers and employees of the Company, without additional compensation, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.


Independent Auditors

         Convera's Current Auditors

         On the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending January 31, 2003.
Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

         Audit Fees. Fees paid to Ernst & Young for the last annual audit were $215,000.

         Financial Information Systems Design and Implementation Fees. Ernst & Young did not provide the company any financial information systems design and implementation services and accordingly there were no fees.

         All Other Fees. All other fees billed by Ernst & Young were $47,000, including audit related services of $20,000 and non-audit services of $27,000. Audit related services generally include fees for audits of the Company's benefit plans, accounting consultations and SEC registration statements. The Audit Committee has considered whether provision of the services described above under the caption "Financial Information System Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Ernst & Young's independence.

         Information Concerning Prior Changes in Excalibur's Auditors

         On July 14, 2000, PricewaterhouseCoopers LLP resigned in anticipation of a conflict of interest resulting from Excalibur's proposed combination with the IMS division of Intel and the prior existence of a business alliance between PricewaterhouseCoopers and Intel, which PricewaterhouseCoopers concluded would impair its auditor independence with regard to Convera.

         During the fiscal years ended January 31, 1999 and January 31, 2000 and through July 14, 2000, none of PricewaterhouseCoopers' reports on Excalibur's financial statements contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles. During that reporting period, there were no matters of disagreement with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make a reference thereto in its report.

         On July 19, 2000, Excalibur engaged Ernst & Young as its new independent accounting firm. The decision to engage Ernst & Young was approved by the board of directors of Excalibur on the recommendation of its audit committee.


Discretionary Authority

         The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement, the Company does not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above. If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

                                    By Order of the Board of Directors,

                                    Marc S. Martin
                                    Vice President, General Counsel & Secretary

                                    Dated:    May 17, 2002

PROXY                                                                      PROXY

                            CONVERA CORPORATION PROXY
                          1921 Gallows Road, Suite 200
                             Vienna, Virginia 22182

The undersigned holder of Common Stock of Convera Corporation (the "Company") hereby constitutes and appoints Patrick C. Condo and Marc S. Martin, and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 on Tuesday, June 25, 2002 at 10:00 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.

Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

Receipt is acknowledged of the Notice of Annual Meeting of Shareholders dated May 17, 2002 and the Proxy Statement accompanying said notice.

Said attorneys are hereby instructed to vote as specified below. If no specification is made, this proxy will be voted FOR Item 1 below.

1. Election of the following nine (9) nominees to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.


     Nominees:    Ronald J. Whittier    Herbert A. Allen    Herbert A. Allen III
                  Robert A. Burgelman   Patrick C. Condo    Stephen D. Greenberg
                  Eli S. Jacobs         Donald R. Keough    William S. Reed





        o FOR        o WITHHELD       o
                                       --------------------------------------
                                       For all nominees except as noted above








2. In their discretion, to vote upon such other matters as may properly come before the meeting.

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



  Dated:                        , 2002
        -----------------------


  ----------------------------
  Signature


  ----------------------------
  Signature(s) if held jointly


Please sign your name as it appears hereon. In the case of joint owners or tenants in common, each should sign. If signing as a trustee, guardian or in any other representative capacity or on behalf of a corporation or partnership, please indicate your title.